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                 AMENDMENT TO THE AMERICAN ECOLOGY CORPORATION
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                  401(K) SAVINGS PLAN RESTATED JANUARY 1, 1993
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     WHEREAS, American Ecology Corporation ("Employer") has heretofore adopted the American Ecology Corporation 401(k) Savings Plan Restated January 1, 1993 (the "Plan"); and

     WHEREAS, pursuant to Section 8.1 of the Plan, the Employer has reserved the right to amend the Plan; and

     WHEREAS, the Employer desires to amend the Plan to provide that Employer contributions to the Plan shall be made in common stock of the Employer.

     NOW, THEREFORE, the Plan is hereby amended as follows, effective on September 1, 1995, except as specifically otherwise provided herein:

     1. The second sentence in Section 4.1(d) of the Plan is amended in its entirety as follows:

     "From and after September 1, 1995, all contributions under Section 4.1(a) and Section 4.1(c) by the Employer shall be made in cash or such other property as is acceptable to the Trustee. From and after September 1, 1995, the contributions by the Employer under Section 4.1(b) shall be made in the form of ACommon Stock.A Common Stock shall mean the common stock of American Ecology Corporation. The Plan may acquire and hold common stock in accordance with Sections 407 and 408 of ERISA."

     2. The third sentence in Section 4.12(a) shall be amended to add the following at the end thereof:

     ", except that contributions in Common Stock shall remain invested in Common Stock absent other investment directions by a Participant."

     3. New Subsection 4.11(j) shall be added as follows:

     "(j) Notwithstanding the foregoing from and after August 15, 1995, amounts in a Participant's Rollover Account shall be distributed in accordance with the provisions herein applicable to a Participant's Elective Account."

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     4.  New Section 6.14 shall be added as follows:

          "6.14 Loans: Effective January 1, 1996, a Participant, the Beneficiary of a Participant, alternate payee or any Aparty in interestA (as, defined in ERISA Section 3(14)) who is a former Participant (hereinafter ABorrowerA) may make application to the Administrator to borrow from the Participant's Elective Contribution Account, the Participant's Rollover Account, if any, and the Vested portion of the Participant's Account containing the Employer's Non-Elective Contribution, maintained by or for the Borrower in the Trust Fund, and the Administrator in its sole discretion may permit such a loan. Loans shall be granted in a uniform and non-discriminatory manner on terms and conditions determined by the Administrator which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Administrator in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

          (a) The amount of the loan, when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliated Employer which is qualified under Section 401(a) of the Code, shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (ii) fifty percent (50%) of the present value of the Borrower's total Vested account balance under the Plan. In no event shall a loan of less than $1,000 be made to a Borrower. A Borrower may not have more than one (1) loan outstanding at a time under this Plan, and a Borrower will be limited to a maximum of one (1) loan per year from this Plan.

          (b) The loan shall be for a term not to exceed five (5) years, and shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Administrator on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations. Payments by a Borrower who is an Employee will be made by means of payroll deduction from the Borrower's compensation. If a Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance

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     with the terms and procedures established by the Administrator. A Borrower may repay an outstanding loan in full at any time.

          (c) In the event an installment payment is not paid within seven (7) days following the monthly due date, the Administrator shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within thirty (30) days thereafter, the Administrator shall proceed with foreclosure in order to collect the full remaining loan balance or shall make other arrangements with the Borrower as the Administrator deems appropriate. Foreclosure need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

          (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Borrower's account under the Plan and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Borrower's Beneficiary.

          (e) Any loan to a Borrower under the Plan shall be adequately secured. Such security may include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund which shall not exceed fifty percent (50%) of the present value of the Borrower's Vested account balance under the Plan as determined immediately after the loan is extended. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Administrator shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

          (f) A request by a Borrower for a loan shall be made in writing to the Administrator and shall specify the amount of the loan. If a Borrower's request for a loan is approved by the Administrator, the Administrator shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by redeeming proportionately as of the date of payment the investment fund or investment funds, or

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     portions thereof, that are credited to the particular account of such
     Borrower.

          (g) A loan to a Borrower shall be considered an investment of the separate account(s) of the Borrower from which the loan is made. All loan repayments shall be credited pro rata to such separate account(s) and reinvested exclusively in shares of one or more of the investment funds in accordance with the Borrower's most recent investment direction made in accordance with Section 4.12."


     IN WITNESS WHEREOF, the Employer has executed this amendment on August 15, 1995.


                                 AMERICAN ECOLOGY CORPORATION


                                 By:_____________________________________
                                       C. Clifford Wright, Jr.
                                       Vice President, Chief Financial
                                       Officer and Treasurer


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